Exhibit 99.3

MEDL MOBILE HOLDINGS, INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of MEDL Mobile, Inc. (“MEDL”) by MEDL Mobile Holdings Inc. (formerly Resume in Minutes, Inc.) (the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

In connection with the reverse acquisition, MEDL is expected to raise $2,500,000 by selling 10,000,000 common shares of $.001 par value stock.

This transaction is being accounted for as a reverse acquisition and a recapitalization.  MEDL is the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 gives effect to the above as if the transactions had occurred at the beginning of the period.  The unaudited pro forma consolidated balance sheet at March 31, 2011 assumed the effects of the above as if this transaction had occurred as of March 31, 2011.

MEDL MOBILE HOLDINGS, INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon and should be read in conjunction with the Company's audited financial statements as of and for the year ended December 31, 2010 and for the three months ended March 31, 2011 and the historical financial statements of MEDL for the year ended December 31, 2010 and for the three months ended March 31, 2011.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties.  Therefore, our actual results may vary materially from those discussed herein.  The unaudited pro form consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

		MEDL MOBILE HOLDINGS, INC.
	UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
	FOR THE THREE MONTHS ENDED MARCH 31, 2011

	RESUME IN	MEDL MOBILE, INC.
	MINUTES, INC.		Adjustment	Consolidated

Revenues:	$-	$378,655	$-	$378,655

Cost of goods sold:	-	182,593	-	182,593

Gross profit	-	196,062	-	196,062

Expenses:
Selling, general & administrative expenses	5,846	175,138	-	180,984
Total expenses	5,846	175,138	-	180,984

Net (loss) income	$(5,846)	$20,924	$-	$15,078

(Loss) Income per share, basic and diluted	$-	$-

Weighted average number of shares outstanding	2,803,000	7,401,500

	MEDL MOBILE HOLDINGS, INC.
	UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
	FOR THE YEAR ENDED DECEMBER 31, 2010

	RESUME IN	MEDL MOBILE, INC.
	MINUTES, INC.		Adjustment	Consolidated

Revenues:	$-	$823,018	$-	$823,018

Cost of goods sold:	-	472,078	-	472,078

Gross profit	-	350,940	-	350,940

Expenses:
Selling, general & administrative expenses	29,358	231,892	-	261,250
Total expenses	29,358	231,892	-	261,250

Net income (loss)	$(29,358)	$119,048	$-	$89,690

(Loss) income per share, basic and diluted	$(0.01)	$0.02

Weighted average number of shares outstanding	2,687,161	7,401,500

	MEDL MOBILE HOLDINGS, INC.
	UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	RESUME IN	MEDL MOBILE, INC.
	MINUTES, INC.
	MARCH 31	MARCH 31		Pro forma
	2011	2011		Adjustments	Pro Forma
ASSETS

Current assets:
Cash	$14,796	$31,164	(a)	$2,500,000	$2,545,960
Accounts receivable	-	21,125			21,125
Total current assets	14,796	52,289		2,500,000	2,567,085

Office equipment, net of depreciation	-	19,392			19,392

Other asset:
Security deposit	-	7,257			7,257
Total other asset	-	7,257			7,257

Total assets	$14,796	$78,938		$2,500,000	$2,593,734

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,637	$10,542			$30,179
Total liabilities	19,637	10,542		-	30,179

Stockholders' Equity:
Common stock	2,803	74,015	(a)	2,500	181,339
			(b)	102,021
Additional paid-in capital	39,663	28,485	(a)	2,497,500	2,565,648
Accumulated deficit	(47,307)	(34,104)	(b)	(102,021)	(183,432)
Total stockholders' equity	(4,841)	68,396		2,500,000	2,563,555

Total liabilities and stockholders' equity	$14,796	$78,938		$2,500,000	$2,593,734

MEDL MOBILE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND FOR THE
THREE MONTHS ENDED MARCH 31, 2011

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The transaction is being accounted for as reverse acquisition and recapitalization.  MEDL is the acquirer for accounting purposes.  The Company is the issuer.  Accordingly, MEDL's historical financial statements for periods prior to the acquisition become those of the acquirer.  The accumulated deficit of MEDL is carried forward after the acquisition.  Operations prior to the transactions are those of MEDL.

Note B – ADJUSTMENT

(a)	To record the issuance of 10,000,000 shares in common stock for $2,200,000 and the conversion of $300,000 in bridge financing notes.
(b)
On June 3, 2011, the board of directors of the Company approved an additional 36.39716 shares of common stock, par value $0.001 per share for each one share of common stock outstanding at June 20, 2011.